Exhibit 99.1
Twilio Announces Third Quarter 2025 Results

•Revenue of $1.3 billion, up 15% reported and 13% organic year-over-year
•GAAP Income from Operations of $41 million, a $46 million improvement year-over-year
•Non-GAAP Income from Operations of $235 million, up 29% year-over-year
SAN FRANCISCO--(BUSINESS WIRE)--October 30, 2025--Twilio (NYSE: TWLO), the customer engagement platform that drives real-time, personalized experiences for today’s leading brands, reported financial results for its third quarter ended September 30, 2025.
“Twilio saw another record quarter of revenue and non-GAAP income from operations and as a result, we've raised our revenue, profitability and free cash flow targets for the full year,” said Khozema Shipchandler, CEO of Twilio. “We saw broad-based strength across customer segments, ranging from startups to enterprises to ISVs, that continue to choose Twilio to power their customer engagement. Our team is looking to finish the year off strong by helping our customers build relationships that grow stronger and more meaningful with every engagement.”

Third Quarter 2025 Financial Highlights

•Revenue of $1.3 billion, up 15% year-over-year.

•Organic revenue growth of 13% year-over-year.

•GAAP income from operations of $40.9 million, compared with GAAP loss from operations of $4.9 million for the third quarter of 2024.

•Non-GAAP income from operations of $234.5 million, compared with non-GAAP income from operations of $182.4 million for the third quarter of 2024.

•GAAP net income per share attributable to common stockholders, diluted, of $0.23 based on 159.2 million weighted average shares outstanding, compared with GAAP net loss per share attributable to common stockholders, diluted, of $0.06 based on 159.1 million weighted average shares outstanding in the third quarter of 2024.

•Non-GAAP net income per share attributable to common stockholders, diluted, of $1.25 based on 159.2 million non-GAAP weighted average shares outstanding, compared with non-GAAP net income per share attributable to common stockholders, diluted, of $1.02 based on 161.1 million non-GAAP weighted average shares outstanding in the third quarter of 2024.

•Net cash provided by operating activities of $263.6 million and free cash flow of $247.5 million, compared with net cash provided by operating activities of $204.3 million and free cash flow of $189.1 million for the third quarter of 2024.

Key Metrics
•More than 392,000 Active Customer Accounts as of September 30, 2025 compared to more than 320,000 Active Customer Accounts as of September 30, 2024.

•Dollar-Based Net Expansion Rate of 109% for the third quarter of 2025 compared to Dollar-Based Net Expansion Rate of 105% for the third quarter of 2024.

•5,541 employees as of September 30, 2025.

Dollars in millions, except per share amounts	Q3 2025 Results
Revenue	$1,300
Y/Y Revenue Growth	15%
Y/Y Organic Revenue Growth	13%

	Amount	Margin
GAAP income from operations	$41	3.1%
Non-GAAP income from operations	$235	18.0%
Net cash provided by operating activities	$264	20%
Free cash flow	$248	19%
GAAP net income attributable to common stockholders	$37
Non-GAAP net income attributable to common stockholders	$198
GAAP net income per share attributable to common stockholders, diluted	$0.23
Non-GAAP net income per share attributable to common stockholders, diluted	$1.25
Share Repurchase Program
In January 2025, Twilio’s Board of Directors authorized a share repurchase program pursuant to which Twilio may repurchase up to $2.0 billion in aggregate value of its outstanding Class A common stock. The program is set to expire on December 31, 2027. During the third quarter of 2025, Twilio repurchased $349.8 million in aggregate value of shares of Class A common stock. In the year-to-date period through September 30, 2025, Twilio has completed approximately $656.7 million of aggregate repurchases and has approximately $1.3 billion of the originally authorized amount available for future repurchases.
Outlook
Twilio is initiating guidance for the fourth quarter ending December 31, 2025. For fiscal year 2025, Twilio is raising its reported revenue growth range to 12.4% - 12.6%, compared with 10% - 11% previously, and its organic revenue growth range to 11.3% - 11.5% year-over-year, compared with 9% - 10% previously. In addition, Twilio is raising its 2025 non-GAAP income from operations range to $900 - $910 million, compared to $850 - $875 million previously, and raising its 2025 free cash flow range to $920 - $930 million, compared to $875 - $900 million previously.

Dollars and shares in millions, except per share amounts	Q4 2025 Guidance
Revenue	$1,310 - $1,320
Y/Y Revenue Growth	9.5% - 10.5%
Y/Y Organic Revenue Growth	8% - 9%
Non-GAAP income from operations	$230 - $240
Non-GAAP diluted earnings per share (1)	$1.17 - $1.22
Non-GAAP weighted average diluted shares outstanding	157

(1) Non-GAAP diluted earnings per share guidance assumes no impact from volatility of foreign exchange rates.

Dollars in millions	FY25 Guidance
Y/Y Revenue Growth	12.4% - 12.6%
Y/Y Organic Revenue Growth	11.3% - 11.5%
Non-GAAP income from operations	$900 - $910
Free cash flow	$920 - $930
Acquisition of Stytch, Inc.
On October 30, 2025, Twilio entered into a definitive agreement to acquire Stytch, Inc., an identity platform for AI agents that’s built for developers. Stytch’s developer-focused team and proven modern authentication technology will augment Twilio’s platform roadmap. Twilio expects the transaction to close in mid-November, subject to customary closing conditions.

Conference Call Information
Twilio is hosting a Q&A conference call today, October 30, 2025, to discuss its third quarter financial results. The conference call will begin at 2:00 p.m. (PT) / 5:00 p.m. (ET), and investors and analysts should register for the webcast in advance by visiting https://edge.media-server.com/mmc/p/6dw6aueh. The live webcast of the conference call, as well as a replay, and Twilio’s supplemental earnings presentation, will be available on the investor relations website.
Twilio uses its investor relations website, its X feed (@twilio) and its LinkedIn page as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Twilio Inc.
Today’s leading companies trust Twilio’s Customer Engagement Platform (CEP) to build direct, personalized relationships with their customers everywhere in the world. Twilio enables companies to use communications and data to add intelligence and security to every step of the customer journey, from sales to marketing to growth, customer service and many more engagement use cases in a flexible, programmatic way. Across 180 countries and territories, millions of developers and hundreds of thousands of businesses use Twilio to create magical experiences for their customers. For more information about Twilio (NYSE: TWLO) visit www.twilio.com.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release and the accompanying conference call include, but are not limited to, statements about: our future financial and operating performance, including our expected financial and operating results, guidance and targets, including the assumptions underlying such guidance and targets; our anticipated strategies and business plans and our ability to successfully execute them; our ability to drive growth, profitability and free cash flow; our ability to maintain cost discipline; the timing of future investments or expenses; the timing, completion and expected benefits of the proposed acquisition of Stytch, Inc.; our expectations regarding carrier fees and the impact of such fees on our financial and operating results; our expectations regarding our gross margin, including regarding price actions, investments in efficiency, product mix and growth in higher-margin products; our expectations regarding capital returns to shareholders, including share repurchases; our expectations regarding revenue from ISVs and self-serve customers; our expectations regarding our cross-sell, upsell and solution selling efforts; our pipeline of new business; the benefits our customers derive from our products; our ability to expand into new and existing markets; the development, release and adoption of our products (and the timing thereof), including related to AI and machine learning; the effects of our go-to-market efforts to drive profitable growth and capture market share; our ability to deliver on our product roadmap; our expectations regarding seasonal impacts; and our expectations regarding the macroeconomic environment. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: the impact of global economic and political conditions and uncertainties; the accuracy of our forecasts and metrics; fluctuations in our results of operations and the levels of our customers’ usage of our platform; our ability to attract and retain customers and expand their usage of our platform; our ability to develop new products and integrate our products with third-party products effectively; our ability to manage our growth and strategic changes to our business; our ability to compete effectively in intensely competitive markets; the occurrence of and our ability to manage cybersecurity breaches and other incidents impacting our networks and systems or those of our third-party service providers; our ability to manage changes in network service provider fees and optimize our network service provider coverage and connectivity; and our compliance with industry standards, laws and regulations.

The forward-looking statements contained in this press release and the accompanying conference call are also subject to additional risks, uncertainties, and factors, including those more fully described in our most recent filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should any of these risks materialize, or should our assumptions prove to be incorrect, actual financial results could differ materially from our projections or those implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release and the accompanying conference call.
All forward-looking statements contained in this press release and the accompanying conference call represent our management’s beliefs and assumptions only as of the date such statements are made and we do not assume any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date on which the statements were made, or to reflect new information or the occurrence of unanticipated events, except as required by law.
Non-GAAP Financial Measures
In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying conference call include certain non-GAAP financial measures, including those listed below. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures may be helpful to investors because they provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of results of operations and assist in comparisons with other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. We believe organic revenue and organic revenue growth are useful in understanding the ongoing results of our operations. We believe free cash flow and free cash flow margin provide useful supplemental information to help investors understand underlying trends in our business and our liquidity.

These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered substitutes for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation of these measures to the most directly comparable GAAP measures is included at the end of this press release. We have not provided the forward-looking GAAP equivalents for certain forward-looking non-GAAP measures presented in this press release and the accompanying conference call, or a GAAP reconciliation, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding forward-looking GAAP equivalents is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.

Non‑GAAP Gross Profit and Non‑GAAP Gross Margin. For the periods presented, we define non‑GAAP gross profit and non‑GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles and payroll taxes related to stock-based compensation.

Non‑GAAP Operating Expenses. For the periods presented, we define non‑GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Income (Loss) from Operations and Non‑GAAP Operating Margin. For the periods presented, we define non‑GAAP income (loss) from operations and non‑GAAP operating margin as GAAP income (loss) from operations and GAAP operating margin, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, payroll taxes related to stock-based compensation, charitable contributions, restructuring costs, and impairment of long-lived assets.

Non‑GAAP Net Income Attributable to Common Stockholders and Non‑GAAP Net Income Per Share Attributable to Common Stockholders. For the periods presented, we define non-GAAP net income attributable to common stockholders and non‑GAAP net income per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted earnings per share”) as GAAP net income (loss) attributable to common stockholders and GAAP net income (loss) per share attributable to common stockholders, diluted, respectively, adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, loss on net assets divested, acquisition and divestiture related expenses, losses on impairment of strategic investments, payroll taxes related to stock-based compensation, accretion of debt discount and issuance costs, provision of income tax effects related to non-GAAP adjustments, income tax benefit related to acquisitions, charitable contributions, share of losses from equity method investment, restructuring costs, impairment of long-lived assets and gains on or impairment of strategic investments.

Organic Revenue. For the periods presented, we define organic revenue as GAAP revenue, excluding (i) revenue from each acquired business and revenue from incremental increases to application-to-person (“A2P”) fees imposed by major U.S. carriers on our core messaging business, in each case until the beginning of the first full quarter following the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (ii) revenue from each divested business beginning in the quarter of the closing date of such divestiture; provided that (a) if an acquisition closes or such fees are initially charged on the first day of a quarter, such revenue will be included in organic revenue beginning on the one-year anniversary of the closing date of such acquisition or the initial date such fees were charged and (b) if a divestiture closes on the last day of a quarter, such revenue will be included in organic revenue for that quarter. As used in this definition, A2P fees refers to fees imposed by U.S. mobile carriers for A2P messages delivered to their subscribers, and we pass these fees to our messaging customers at cost.

Organic Revenue Growth. For the periods presented, we calculate organic revenue growth by dividing (i) organic revenue for the period presented less organic revenue in the comparative period by (ii) organic revenue in the comparative period. If revenue from certain acquisitions, divestitures or A2P fees is included or excluded in organic revenue in the period presented, then revenue from the same acquisitions, divestitures and A2P fees is included or excluded in organic revenue in the comparative period for purposes of the organic revenue growth calculation. As a result, organic revenue used in this calculation for the comparative period will not always equal organic revenue reported for the comparative period.

Free Cash Flow and Free Cash Flow Margin. For the periods presented, we define free cash flow as net cash provided by operating activities, excluding capitalized software development costs and purchases of long-lived and intangible assets, and we define free cash flow margin as free cash flow divided by revenue.

Operating Metrics

We review a number of operational and financial metrics, including Active Customer Accounts and Dollar-Based Net Expansion Rate, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate Active Customer Accounts and Dollar-Based Net Expansion Rate are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. If investors or analysts do not perceive our metrics to be accurate representations of our business, or if we discover material inaccuracies in our metrics, our reputation, business, results of operations, and financial condition would be harmed.

Active Customer Accounts. We define an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which we have recognized at least $5 of revenue in the last month of the period. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account. Active Customer Accounts excludes customer accounts from Zipwhip, Inc. (“Zipwhip”). The number of Active Customer Accounts is rounded down to the nearest thousand.

Our business and customer relationships have grown since we began reporting the number of Active Customer Accounts using the above definition, which is anchored to a minimum $5 monthly revenue figure. We have a large number of Active Customer Accounts with relatively low individual spend that in the aggregate do not drive a significant portion of our revenue. Due to this dynamic, we believe that the number of Active Customer Accounts, as currently defined, is less informative now as an indicator of the growth of our business and future revenue trends than it has been in prior periods.

Dollar-Based Net Expansion Rate. Our Dollar-Based Net Expansion Rate compares the total revenue from all Active Customer Accounts and customer accounts from Zipwhip in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, we first identify the cohort of Active Customer Accounts and customer accounts from Zipwhip that were Active Customer Accounts or customer accounts from Zipwhip in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When we calculate Dollar-Based Net Expansion Rate for periods longer than one quarter, we use the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period. Revenue from acquisitions does not impact the Dollar-Based Net Expansion Rate calculation until the quarter following the one-year anniversary of the applicable acquisition, unless the acquisition closing date is the first day of a quarter. Revenue from divestitures does not impact the Dollar-Based Net Expansion Rate calculation beginning in the quarter the divestiture closed, unless the divestiture closing date is the last day of a quarter.

We believe that measuring Dollar-Based Net Expansion Rate provides an important indication of the performance of our efforts to increase revenue from existing customers. Our ability to drive growth and generate incremental revenue depends, in part, on our ability to maintain and grow our relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which we have historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts. Our Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Our Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when we lower usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric.
Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2025	2024
Revenue	$1,300,402	$1,133,649
Cost of revenue	668,325	555,020
Gross profit	632,077	578,629
Operating expenses:
Research and development	262,311	261,511
Sales and marketing	220,627	215,560
General and administrative	108,191	106,452
Total operating expenses	591,129	583,523
Income (loss) from operations	40,948	(4,894)
Other (expenses) income, net:
Share of losses from equity method investment	(27,506)	(25,279)
Other income, net	19,242	26,522
Total other (expenses) income, net	(8,264)	1,243
Income (loss) before benefit from (provision for) income taxes	32,684	(3,651)
Benefit from (provision for) income taxes	4,564	(6,075)
Net income (loss) attributable to common stockholders	$37,248	$(9,726)
Net income (loss) per share attributable to common stockholders:
Basic	$0.24	$(0.06)
Diluted	$0.23	$(0.06)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	153,119,639	159,091,110
Diluted	159,209,951	159,091,110

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30,	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$734,843	$421,297
Short-term marketable securities	1,724,068	1,963,102
Accounts receivable, net	613,120	588,540
Prepaid expenses and other current assets	405,295	474,360
Total current assets	3,477,326	3,447,299
Property and equipment, net	175,702	191,042
Operating right-of-use assets	46,944	53,405
Equity method investment	413,030	485,835
Intangible assets, net	157,353	238,503
Goodwill	5,243,266	5,243,266
Other long-term assets	198,698	206,122
Total assets	$9,712,319	$9,865,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,321	$100,169
Accrued expenses and other current liabilities	507,815	530,686
Deferred revenue and customer deposits	159,165	155,680
Operating lease liability, current	34,987	33,685
Total current liabilities	742,288	820,220
Operating lease liability, noncurrent	68,000	85,875
Long-term debt, net	991,856	990,587
Other long-term liabilities	14,886	15,824
Total liabilities	1,817,030	1,912,506
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	152	153
Additional paid-in capital	15,971,163	15,476,124
Accumulated other comprehensive income (loss)	22,606	(1,301)
Accumulated deficit	(8,098,632)	(7,522,010)
Total stockholders’ equity	7,895,289	7,952,966
Total liabilities and stockholders’ equity	$9,712,319	$9,865,472

TWILIO INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$79,688	$(96,933)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	147,901	156,170
Non-cash reduction to the right-of-use asset	16,634	14,157
Net amortization of investment premium and discount	(11,473)	(18,100)
Stock-based compensation including restructuring	446,693	460,824
Amortization of deferred commissions	56,895	56,984
Provision for doubtful accounts	6,361	18,123
Value of shares of Class A common stock issued and donated to charity	7,118	3,911
Share of losses from equity method investment	72,199	78,794
Other adjustments	6,846	7,873
Changes in operating assets and liabilities:
Accounts receivable	(30,942)	(12,646)
Prepaid expenses and other current assets	77,596	33,590
Other long-term assets	(64,259)	(19,443)
Accounts payable	(59,798)	(49,256)
Accrued expenses and other current liabilities	3,939	16,035
Deferred revenue and customer deposits	3,484	(5,748)
Operating lease liabilities	(26,868)	(35,391)
Other long-term liabilities	(325)	(1,149)
Net cash provided by operating activities	731,689	607,795
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities and other investments	(780,234)	(739,721)
Proceeds from sales and maturities of marketable securities	1,043,977	2,025,267
Capitalized software development costs	(37,964)	(40,259)
Purchases of long-lived and intangible assets	(4,402)	(3,548)
Net cash provided by investing activities	221,377	1,241,739
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on finance leases	(5,255)	(10,208)
Value of equity awards withheld for tax liabilities	(213)	(1,981)
Repurchases of shares of Class A common stock and related costs	(670,472)	(1,914,282)
Proceeds from exercises of stock options and shares of Class A common stock issued under ESPP	26,280	22,669
Net cash used in financing activities	(649,660)	(1,903,802)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	303,406	(54,268)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	431,437	655,931
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$734,843	$601,663

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2025	2024
GAAP gross profit	$632,077	$578,629
GAAP gross margin	48.6%	51.0%
Non-GAAP adjustments:
Stock-based compensation	4,305	5,436
Amortization of acquired intangibles	15,446	15,682
Payroll taxes related to stock-based compensation	269	257
Non-GAAP gross profit	$652,097	$600,004
Non-GAAP gross margin	50.1%	52.9%

GAAP research and development	$262,311	$261,511
Non-GAAP adjustments:
Stock-based compensation	(86,020)	(84,787)
Restructuring costs	—	(608)
Payroll taxes related to stock-based compensation	(1,933)	(1,246)
Non-GAAP research and development	$174,358	$174,870
Non-GAAP research and development as % of revenue	13.4%	15.4%

GAAP sales and marketing	$220,627	$215,560
Non-GAAP adjustments:
Stock-based compensation	(36,304)	(33,560)
Amortization of acquired intangibles	(11,412)	(11,755)
Restructuring costs	—	(2,984)
Payroll taxes related to stock-based compensation	(610)	645
Non-GAAP sales and marketing	$172,301	$167,906
Non-GAAP sales and marketing as % of revenue	13.2%	14.8%

GAAP general and administrative	$108,191	$106,452
Non-GAAP adjustments:
Stock-based compensation	(31,540)	(30,048)
Restructuring costs	—	(102)
Payroll taxes related to stock-based compensation	(617)	(191)
Charitable contributions	(5,104)	(1,301)
Non-GAAP general and administrative	$70,930	$74,810
Non-GAAP general and administrative as % of revenue	5.5%	6.6%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2025	2024
GAAP income (loss) from operations	$40,948	$(4,894)
GAAP operating margin	3.1%	(0.4)%
Non-GAAP adjustments:
Stock-based compensation	158,169	153,831
Amortization of acquired intangibles	26,858	27,437
Payroll taxes related to stock-based compensation	3,429	1,049
Charitable contributions	5,104	1,301
Restructuring costs	—	3,694
Non-GAAP income from operations	$234,508	$182,418
Non-GAAP operating margin	18.0%	16.1%

GAAP net income (loss) attributable to common stockholders	$37,248	$(9,726)
GAAP net income (loss) attributable to common stockholders as % of revenue	2.9%	(0.9)%
Non-GAAP adjustments:
Stock-based compensation	158,169	153,831
Amortization of acquired intangibles	26,858	27,437
Payroll taxes related to stock-based compensation	3,429	1,049
Accretion of debt discount and issuance costs	427	410
Provision of income tax effects related to non-GAAP adjustments	(60,483)	(40,159)
Charitable contributions	5,104	1,301
Share of losses from equity method investment	27,506	25,279
Restructuring costs	—	3,694
Losses on impairment of strategic investments, net	—	803
Non-GAAP net income attributable to common stockholders	$198,258	$163,919
Non-GAAP net income attributable to common stockholders as % of revenue	15.2%	14.5%

TWILIO INC.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except shares, per share amounts and percentages)
(Unaudited)

	Three Months Ended September 30,
	2025	2024
GAAP net income (loss) per share attributable to common stockholders, diluted*	$0.23	$(0.06)
Non-GAAP adjustments:
Stock-based compensation	0.99	0.95
Amortization of acquired intangibles	0.17	0.17
Payroll taxes related to stock-based compensation	0.02	0.01
Accretion of debt discount and issuance costs	—	—
Provision of income tax effects related to non-GAAP adjustments	(0.38)	(0.25)
Charitable contributions	0.03	0.01
Share of losses from equity method investment	0.17	0.16
Restructuring costs	—	0.02
Other dilutive	—	0.01
Non-GAAP net income per share attributable to common stockholders, diluted	$1.25	$1.02

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, diluted	159,209,951	161,091,080

* Some columns may not add due to rounding

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

Three Months Ended September 30,
2025
Organic Revenue
GAAP Revenue	$1,300,402
A2P Revenue	(20,235)
Organic Revenue	$1,280,167
GAAP Revenue Y/Y Growth	15%
Organic Revenue Y/Y Growth	13%[1]

¹ Organic revenue for the three months ended September 30, 2024, when used as the denominator for Organic Revenue Growth for the three months ended September 30, 2025, is equal to reported revenue. Revenue for the three months ended September 30, 2024 was $1.13 billion.

	Three Months Ended September 30,
	2025	2024
Free cash flow
Net cash provided by operating activities	$263,563	$204,329
Operating cash flow margin	20%	18%
Non-GAAP adjustments:
Capitalized software development costs	(13,812)	(14,424)
Purchase of long-lived and intangible assets	(2,235)	(792)
Free cash flow	$247,516	$189,113
Free cash flow margin	19%	17%
Net cash (used in) provided by investing activities	$(161,502)	$267,355
Net cash used in financing activities	$(347,952)	$(642,780)

CONTACT:
Investor Contact:
Bryan Vaniman
ir@Twilio.com

or

Media Contact:
Caitlin Epstein
press@Twilio.com